EXHIBIT 14.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-13178, 333-14224, 333-119938, 333-124241, 333-130657, 333-137680 and 333-149066) of our report dated March 24, 2006 with respect to the consolidated financial statements of Thomson included in its Annual Report (Form 20-F) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

BARBIER FRINAULT & AUTRES ERNST & YOUNG
/s/ Jérôme Guirauden
Jérôme Guirauden

Paris-La Défense and Neuilly-sur-Seine, France

April 21, 2008